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                                  EXHIBIT 23.1
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                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-96584 of Just For Feet, Inc. and subsidiaries on Form S-8 regarding the Just For Feet, Inc. Non-Employee Director Stock Option Plan of our report dated April 23, 1999, appearing in the Annual Report on Form 10-K of Just For Feet, Inc. for the year ended January 30, 1999.


                                      /s/ Deloitte & Touche LLP






Birmingham, Alabama
April 27, 1999